                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Karen Tognarelli
+1.267.946.1407	+1.717.480.6145
dmartin@enviri.com	ktognarelli@enviri.com

FOR IMMEDIATE RELEASE

Enviri Corporation Reports Third Quarter 2025 Results

•Third quarter revenues totaled $575 million

•Third quarter GAAP consolidated loss from continuing operations of $20 million

•Adjusted EBITDA in Q3 totaled $74 million

•Entered into amended credit agreement that enables the Company to potentially execute certain strategic alternatives and strengthens the Company’s financial flexibility

•2025 Adjusted EBITDA now expected to be within a range of $268 million to $278 million and free cash flow expected to be within a range of $(30) million to $(20) million

PHILADELPHIA (Nov. 10, 2025) - Enviri Corporation (NYSE: NVRI) (the "Company") today reported third quarter 2025 results. Revenues in the third quarter of 2025 totaled $575 million, and on a U.S. GAAP ("GAAP") basis, the consolidated loss from continuing operations was $20 million. Adjusted EBITDA was $74 million in the third quarter of 2025.

On a GAAP basis, the third quarter of 2025 diluted loss per share from continuing operations was $0.26, including strategic expenses and restructuring costs as well as other unusual items. The adjusted diluted loss per share from continuing operations in the third quarter of 2025 was $0.08.

These figures compare with a third quarter of 2024 GAAP diluted loss per share from continuing operations of $0.15, which included the impact of a business divestiture, certain Harsco Rail contract adjustments and other unusual items, and adjusted diluted loss per share from continuing operations of $0.01.

“Clean Earth delivered another record quarter with strong cash flow generation, driven by higher volumes and services pricing, ” said Enviri Chairman and CEO Nick Grasberger. “On a consolidated basis, our results were impacted primarily by Harsco Rail, due to weak demand. Harsco Environmental delivered a stronger quarter sequentially, although its results were affected by higher operating costs and project delays. Given the mixed performance in the quarter, we’ve lowered our full year outlook.”

“Despite these near-term pressures, our businesses remain well positioned within their respective markets and are poised to see earnings and cash flow growth as end-markets strengthen and strategic improvement initiatives are realized. We continue to make progress on our strategic alternatives process aimed at unlocking the inherent value of our portfolio, and are optimistic that we will conclude the process by the end of the year.”

Enviri Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2025	Q3 2024
Revenues	$575	$574
Operating income/(loss) from continuing operations - GAAP	$16	$37
Income (loss) from continuing operations	$(20)	$(11)
Diluted EPS from continuing operations - GAAP	$(0.26)	$(0.15)
Adjusted EBITDA - non-GAAP	$74	$85
Adjusted EBITDA margin - non-GAAP	12.9%	14.8%
Adjusted diluted EPS from continuing operations - non-GAAP	$(0.08)	$(0.01)
Note: Adjusted diluted earnings (loss) per share from continuing operations, Adjusted EBITDA and Adjusted EBITDA margin presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Third Quarter Operating Results
Consolidated revenues from continuing operations were $575 million, or unchanged from the prior-year quarter. Clean Earth and Harsco Rail realized an increase in revenues compared with the third quarter of 2024, while revenues for Harsco Environmental were lower year-on-year, as anticipated. Business divestitures during 2024 in Harsco Environmental negatively impacted third quarter 2025 revenues by approximately $13 million, compared with the same quarter in 2024.
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The Company's GAAP consolidated loss from continuing operations was $20 million for the third quarter of 2025, compared with a GAAP consolidated loss of $11 million in the same quarter of 2024. Meanwhile, Adjusted EBITDA totaled $74 million in the third quarter of 2025 versus $85 million in the third quarter of the prior year. Higher Adjusted EBITDA in Clean Earth was offset by lower contributions from the Company's other business segments. Divestitures negatively impacted third quarter 2025 Adjusted EBITDA by approximately $3 million, compared with the prior-year period.

Third Quarter Business Review

Harsco Environmental

($ in millions)	Q3 2025	Q3 2024
Revenues	$261	$279
Operating income (loss) - GAAP	$13	$33
Adjusted EBITDA - non-GAAP	$44	$53
Adjusted EBITDA margin - non-GAAP	17.0%	19.0%

Harsco Environmental revenues totaled $261 million in the third quarter of 2025, a decrease compared with the prior-year quarter. The year-over-year revenue change is attributable to business divestitures, lower eco-product sales, and site closures and contract exits. The segment's GAAP operating income was $13 million and Adjusted EBITDA totaled $44 million in the third quarter of 2025. These figures compare with GAAP operating income of $33 million and Adjusted EBITDA of $53 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned factors. As a result, Harsco Environmental's Adjusted EBITDA margin was 17.0% in the third quarter of 2025 versus 19.0% in the comparable quarter of 2024.

Clean Earth

($ in millions)	Q3 2025	Q3 2024
Revenues	$250	$237
Operating income (loss) - GAAP	$27	$27
Adjusted EBITDA - non-GAAP	$43	$42
Adjusted EBITDA margin - non-GAAP	17.3%	17.5%

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Clean Earth revenues totaled $250 million in the third quarter of 2025, a 6% increase over the prior-year quarter due to higher volumes and services pricing. The segment's GAAP operating income was $27 million and Adjusted EBITDA was $43 million in the third quarter of 2025. These figures compare with GAAP operating income of $27 million and Adjusted EBITDA of $42 million in the prior-year period. The year-on-year improvement in adjusted earnings is attributable to the above-mentioned factors. As a result, Clean Earth's Adjusted EBITDA margin was 17.3% in the third quarter of 2025 versus 17.5% in the comparable quarter of 2024.

Harsco Rail

($ in millions)	Q3 2025	Q3 2024
Revenues	$64	$58
Operating income (loss) - GAAP	$(9)	$(14)
Adjusted EBITDA - non-GAAP	$(4)	$(2)
Adjusted EBITDA margin - non-GAAP	(5.7)%	(4.3)%

Harsco Rail revenues totaled $64 million in the third quarter of 2025, a 10% increase over the prior-year quarter. This change reflects higher aftermarket parts volumes and certain contract loss adjustments in the prior-year quarter, partially offset by lower equipment and contracted services sales. The segment's GAAP operating loss was $9 million and Adjusted EBITDA loss was $4 million in the third quarter of 2025. These figures compare with a GAAP operating loss of $14 million and an Adjusted EBITDA loss of $2 million in the prior-year period. The year-on-year change in adjusted earnings is attributable to the above-mentioned factors as well as higher manufacturing costs and a less favorable business mix.

Cash Flow
Net cash provided by operating activities was $34 million in the third quarter of 2025, compared with $1 million in the prior-year period. Adjusted free cash flow was $6 million in the third quarter of 2025, compared with $(34) million in the prior-year period. The change in adjusted free cash flow compared with the prior-year quarter is attributable to lower capital spending and changes in working capital.

2025 Outlook
The Company has revised its outlook for Adjusted EBITDA and Free Cash Flow with the expectation that the volume and other headwinds experienced in the third-quarter for Harsco Rail and Harsco Environmental will persist through year-end. Additionally, free cash flow guidance is impacted by the timing of certain working capital items including previously anticipated milestone payments in Harsco Rail.

Key business drivers for each segment as well as other 2025 guidance details are below.
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Harsco Environmental Adjusted EBITDA is projected to be below prior-year results. Currency impacts, business divestitures, exited contracts and a less favorable services mix are expected to be partially offset by improvement initiatives and new contracts.

Clean Earth Adjusted EBITDA is expected to increase versus 2024 as a result of volume growth, efficiency initiatives and net higher pricing, offsetting the impact of investments and certain items not repeating in 2025 (such as the benefit in 2024 from the reduction in bad debt reserves).

Harsco Rail Adjusted EBITDA is expected to decline versus 2024 as a result of lower shipments, a less favorable business mix and higher manufacturing costs.

Corporate spending is anticipated to increase when compared with 2024 mainly as a result of incentive compensation including the impact of non-cash equity compensation.

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2025 Full Year Outlook	Current	Prior
GAAP Loss From Continuing Operations	$(103) - $(93) million	$(74) - $(56) million
Adjusted EBITDA	$268 - $278 million	$290 - $310 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(1.32) - $(1.20)	$(0.97) - $(0.75)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.74) - $(0.62)	$(0.52) - $(0.30)
Net Cash Provided By Operating Activities	$98 - $118 million	$141 - $171 million
Adjusted Free Cash Flow	$(30) - $(20) million	$15 - $35 million
Net Interest Expense, Excluding Any Unusual Items	$108 - $110 million	$107 - $110 million
Account Receivable Securitization Fees	~$10 million	~$10 million
Pension Expense (Non-Operating)	~$21 million	~$21 million
Tax Expense, Excluding Any Unusual Items	$22 - $24 million	$26 - $31 million
Net Capital Expenditures	$120 - $130 million	$130 - $140 million

Q4 2025 Outlook
GAAP Loss From Continuing Operations	$(25) - $(15) million
Adjusted EBITDA	$62 - $72 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.32) - $(0.19)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.26) - $(0.13)

Credit Agreement
The Company recently (November 2025) successfully amended its Credit Agreement to provide additional financial and strategic flexibility. The changes to the Credit Agreement include revisions to its net leverage ratio, which now ends 2025 at 5.25x and 2026 at 5.00x, before stepping down to 4.00x in the second quarter of 2027. The amendment also now allows the Company to sell Clean Earth and provides a capital structure framework for the surviving company if this occurs. Further details can be found in the Company's Form 10-Q for the quarterly period ended September 30, 2025.

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Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit investors.enviri.com, or by dialing (844) 539-1331 or (412) 652-1264 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements regarding the Company’s exploration of strategic alternatives; statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project," "target" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) any delay to the Company’s review of strategic alternatives; (2) the Company’s inability to successfully secure a transaction as part of such review; (3) if such a transaction is entered into, the failure to consummate such transaction; (4) the possibility that any such transaction may not ultimately achieve the expected benefits; (5) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all; (6) the Company’s inability to comply with applicable environmental laws and regulations; (7) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (8) various economic, business, and regulatory risks associated with the waste management industry; (9) the seasonal nature of the Company's business; (10) risks caused by customer concentration, the fixed price and long-term customer contracts, especially those related to complex engineered equipment, and the competitive nature of the industries in which the Company operates; (11) the outcome of any disputes with customers, contractors and subcontractors; (12) the financial condition of the Company's customers, including the ability of
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customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (13) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (14) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (15) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (16) the Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (17) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (18) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (19) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (20) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (21) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (22) liability for and implementation of environmental remediation matters; (23) product liability and warranty claims associated with the Company’s operations; (24) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (25) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (26) tax liabilities and changes in tax laws; (27) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (28) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

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Non-GAAP Measures
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible
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assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.
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About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.
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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands, except per share amounts)	2025	2024	2025	2024
Revenues from continuing operations:
Service revenues	$505,875	$488,132	$1,487,956	$1,492,569
Product revenues	68,940	85,495	197,397	291,368
Total revenues	574,815	573,627	1,685,353	1,783,937
Costs and expenses from continuing operations:
Cost of services sold	390,320	373,924	1,157,533	1,154,998
Cost of products sold	64,026	80,821	183,726	258,227
Selling, general and administrative expenses	93,294	89,183	277,905	266,763
Research and development expenses	878	888	2,340	2,692
Property, plant and equipment impairment charge	—	—	7,386	—
Intangible asset impairment charge	—	—	—	2,840
Remeasurement of long-lived assets	—	—	—	10,695
Gain on sale of businesses, net	—	(8,601)	—	(10,478)
Other expense (income), net	9,817	40	16,519	3,760
Total costs and expenses	558,335	536,255	1,645,409	1,689,497
Operating income (loss) from continuing operations	16,480	37,372	39,944	94,440
Interest income	552	981	1,476	6,113
Interest expense	(28,353)	(28,813)	(82,527)	(84,869)
Facility fees and debt-related income (expense)	(2,508)	(2,978)	(7,739)	(8,687)
Defined benefit pension income (expense)	(5,322)	(4,257)	(15,742)	(12,599)
Income (loss) from continuing operations before income taxes and equity in income	(19,151)	2,305	(64,588)	(5,602)
Income tax benefit (expense) from continuing operations	(1,066)	(13,437)	(12,621)	(31,372)
Equity in income (loss) of unconsolidated entities, net	39	38	111	(84)
Income (loss) from continuing operations	(20,178)	(11,094)	(77,098)	(37,058)
Discontinued operations:
Income (loss) from discontinued businesses	(1,597)	(1,584)	(4,065)	(4,287)
Income tax benefit (expense) from discontinued businesses	417	411	1,061	1,112
Income (loss) from discontinued operations, net of tax	(1,180)	(1,173)	(3,004)	(3,175)
Net income (loss)	(21,358)	(12,267)	(80,102)	(40,233)
Less: Net loss (income) attributable to noncontrolling interests	(955)	(901)	(3,214)	(4,498)
Net income (loss) attributable to Enviri Corporation	$(22,313)	$(13,168)	$(83,316)	$(44,731)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(21,133)	$(11,995)	$(80,312)	$(41,556)
Income (loss) from discontinued operations, net of tax	(1,180)	(1,173)	(3,004)	(3,175)
Net income (loss) attributable to Enviri Corporation common stockholders	$(22,313)	$(13,168)	$(83,316)	$(44,731)

Weighted-average shares of common stock outstanding	80,665	80,165	80,543	80,085
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.26)	$(0.15)	$(1.00)	$(0.52)
Discontinued operations	$(0.01)	$(0.01)	(0.04)	(0.04)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders (a)	$(0.28)	$(0.16)	$(1.03)	$(0.56)

Diluted weighted-average shares of common stock outstanding	80,665	80,165	80,543	80,085
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.26)	$(0.15)	$(1.00)	$(0.52)
Discontinued operations	$(0.01)	$(0.01)	(0.04)	(0.04)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders (a)	$(0.28)	$(0.16)	$(1.03)	$(0.56)

(a)	Earnings (loss) per share attributable to Enviri Corporation common stockholders is calculated based on actual amounts. As a result, these per share amounts may not total due to rounding.
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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	September 30 2025	December 31 2024
ASSETS
Current assets:
Cash and cash equivalents	$115,357	$88,359
Restricted cash	15,662	1,799
Trade accounts receivable, net	281,072	260,690
Other receivables	43,035	40,439
Inventories	195,417	182,042
Current portion of contract assets	45,066	59,881
Prepaid expenses	61,561	62,435
Other current assets	12,070	14,880
Total current assets	769,240	710,525
Property, plant and equipment, net	697,286	664,292
Right-of-use assets, net	124,648	92,153
Goodwill	757,504	739,758
Intangible assets, net	279,728	298,438
Retirement plan assets	77,600	73,745
Deferred income tax assets	23,823	17,578
Other assets	63,773	53,744
Total assets	$2,793,602	$2,650,233
LIABILITIES
Current liabilities:
Short-term borrowings	$14,496	$8,144
Current maturities of long-term debt	25,711	21,004
Accounts payable	250,638	214,689
Accrued compensation	61,440	63,686
Income taxes payable	4,824	5,747
Reserve for forward losses on contracts	49,141	54,320
Current portion of advances on contracts	7,218	13,265
Current portion of operating lease liabilities	30,207	26,049
Derivative liabilities	34,029	1,284
Other current liabilities	161,718	158,194
Total current liabilities	639,422	566,382
Long-term debt	1,500,042	1,410,718
Retirement plan liabilities	28,587	27,019
Operating lease liabilities	96,761	67,998
Environmental liabilities	42,147	46,585
Deferred tax liabilities	23,470	26,796
Other liabilities	59,368	55,136
Total liabilities	2,389,797	2,200,634
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	147,719	146,844
Additional paid-in capital	269,734	255,102
Accumulated other comprehensive loss	(519,961)	(538,964)
Retained earnings	1,317,031	1,400,347
Treasury stock	(853,438)	(851,881)
Total Enviri Corporation stockholders’ equity	361,085	411,448
Noncontrolling interests	42,720	38,151
Total equity	403,805	449,599
Total liabilities and equity	$2,793,602	$2,650,233

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(21,358)	$(12,267)	$(80,102)	$(40,233)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	39,358	37,579	113,701	111,525
Amortization	7,757	7,909	22,721	24,089
Deferred income tax (benefit) expense	(6,020)	(137)	(8,407)	5,634
Equity in (income) loss of unconsolidated entities, net	(39)	(38)	(111)	84
Dividends from unconsolidated entities	77	204	77	204
Right-of-use assets	8,201	7,493	23,328	23,687
Property, plant and equipment impairment charge	—	—	7,386	—
Intangible asset impairment charge	—	—	—	2,840
Remeasurement of long-lived assets	—	—	—	10,695
Gain on sale of businesses, net	—	(8,601)	—	(10,478)
Stock-based compensation	5,747	4,778	15,507	13,040
Other, net	(2,955)	(5,695)	(6,104)	(13,952)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	10,256	(14,402)	(4,058)	3,231
Inventories	(319)	(13,099)	(8,619)	(17,084)
Contract assets	(7,045)	(2,036)	5,368	(14,923)
Accounts payable	2,850	13,207	13,566	7,421
Accrued interest payable	(7,670)	(5,077)	(7,131)	(5,092)
Accrued compensation	5,913	9,132	(5,520)	(13,412)
Advances on contracts and other customer advances	863	(3,325)	(17,461)	(10,446)
Operating lease liabilities	(8,149)	(7,465)	(23,227)	(23,341)
Retirement plan liabilities, net	4,752	(6,043)	14,133	(6,981)
Other assets and liabilities	2,216	(730)	7,961	(4,737)
Net cash (used) provided by operating activities	34,435	1,387	63,008	41,771
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,757)	(41,574)	(92,416)	(102,094)
Proceeds from sale of businesses, net	—	41,079	—	57,667
Proceeds from sales of assets	2,051	4,895	5,815	12,479
Expenditures for intangible assets	(63)	(697)	(114)	(1,181)
Proceeds from note receivable	—	—	—	17,023
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(23)	(6,717)	(4,319)	(6,133)
Net cash (used) provided by investing activities	(29,792)	(3,014)	(91,034)	(22,239)
Cash flows from financing activities:
Short-term borrowings, net	(2,375)	156	3,456	(2,982)
Borrowings and repayments under Revolving Credit Facility, net	20,000	18,000	82,000	15,000
Borrowings related to refinancing of Revolving Credit Facility	—	107,557	—	107,557
Repayments related to refinancing of Revolving Credit Facility	—	(107,557)	—	(107,557)
Repayments of Term Loan	(1,250)	(1,250)	(3,750)	(3,750)
Cash paid for finance leases and other long-term debt	(4,517)	(3,469)	(14,186)	(10,272)
Proceeds from other long-term debt	566	—	566	—
Contributions from noncontrolling interests	—	—	—	874
Dividends paid to noncontrolling interests	—	(3,413)	—	(15,964)
Stock-based compensation - Employee taxes paid	(22)	(214)	(1,556)	(1,546)
Deferred financing costs	—	(3,765)	—	(3,765)
Net cash (used) provided by financing activities	12,402	6,045	66,530	(22,405)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	439	1,208	2,357	(8,609)
Net increase (decrease) in cash and cash equivalents, including restricted cash	17,484	5,626	40,861	(11,482)
Cash and cash equivalents, including restricted cash, at beginning of period	113,535	107,506	90,158	124,614
Cash and cash equivalents, including restricted cash, at end of period	$131,019	$113,132	$131,019	$113,132
                                                13

ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	September 30, 2025		September 30, 2024
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$261,131	$13,234	$279,148	$33,181
Clean Earth	250,051	26,782	236,791	26,833
Harsco Rail	63,633	(8,634)	57,688	(14,101)
Corporate	—	(14,902)	—	(8,541)
Consolidated Totals	$574,815	$16,480	$573,627	$37,372

	Nine Months Ended
	September 30, 2025		September 30, 2024
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$762,246	$27,558	$871,196	$73,055
Clean Earth	731,564	74,057	698,926	71,308
Harsco Rail	191,543	(20,804)	213,815	(26,251)
Corporate	—	(40,867)	—	(23,672)
Consolidated Totals	$1,685,353	$39,944	$1,783,937	$94,440

                                                14

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX, AS REPORTED (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands, except per share amounts)	2025	2024	2025	2024
Income (loss) from continuing operations, net of tax, as reported	$(21,133)	$(11,995)	$(80,312)	$(41,556)

Adjustments:
Change in provision for forward losses and other contract-related costs on certain contracts (a)(b)	1,627	10,539	6,012	19,919
Strategic costs (c)(h)	5,265	1,178	10,258	2,653
Intangible asset impairment charge (d)	—	—	—	2,840
Remeasurement of long-lived assets (f)	—	—	—	10,695
Gain on sale of businesses, net (g)	—	(8,601)	—	(10,478)
Employee termination benefit and related costs (h)	5,997	—	9,330	—
Net gain on sale of assets (h)	—	—	—	(3,281)
Net gain on lease incentive (h)	—	—	—	(451)
Adjustment to contract termination charge (c)	(1,103)	—	(3,352)	—
Site exit costs (e)(h)	—	—	10,281	—
Gain on note receivable (i)	—	—	—	(2,686)
Income tax impact from adjustments above (j)	(2,570)	2,893	(6,373)	4,101
Adjusted income (loss) from continuing operations, including acquisition amortization expense	(11,917)	(5,986)	(54,156)	(18,244)
Acquisition amortization expense, net of tax (k)	5,197	4,989	15,086	15,977
Adjusted income (loss) from continuing operations, net of tax	$(6,720)	$(997)	$(39,070)	$(2,267)

Diluted weighted average shares of common stock outstanding	80,665	80,165	80,543	80,085
Diluted earnings (loss) per share from continuing operations, as reported (l)	$(0.26)	$(0.15)	$(1.00)	$(0.52)
Adjusted diluted earnings (loss) per share from continuing operations (l)	$(0.08)	$(0.01)	$(0.49)	$(0.03)

(a)
Classified in Total revenues and includes a $12.2 million increase for the nine months ended September 30, 2025 and a $4.7 million and a $7.9 million decrease for the three and nine months ended September 30, 2024, respectively, in adjustments related to adjustments for certain Harsco Rail contracts.

(b)
Classified in Cost of services and products sold and includes $1.6 million and $18.2 million for the three and nine months ended September 30, 2025, respectively, and $5.9 million and $12.0 million for the three and nine months ended September 30, 2024, respectively, related to adjustments for certain Harsco Rail contracts.

(c)	Classified in Selling, general and administrative expenses.
(d)	Classified in Intangible asset impairment charge.
(e)	Classified in Property, plant and equipment impairment charge.
(f)	Classified in Remeasurement of long-lived assets.
(g)	Classified in Gain on sale of businesses, net.
(h)	Classified in Other expense (income), net.
(i)	Classified in Interest income within non-operating activities.
(j)	Unusual items are tax-effected at the global effective tax rate before discrete items in effect during the year the unusual item is recorded.
(k)
Pre-tax acquisition amortization expense was $6.8 million and $19.8 million for the three and nine months ended September 30, 2025, respectively, and $6.6 million and $20.8 million for the three and nine months ended September 30, 2024.

(l)	Amounts above are rounded and recalculation may not yield precise results.

                                                15

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX (Unaudited)

	Projected
	Three Months Ending		Twelve Months Ending
	December 31		December 31
	2025		2025
(in millions, except per share amounts) (a)	Low	High	Low	High
GAAP income (loss) from continuing operations, net of tax	$(26)	$(16)	$(107)	$(97)

Adjustments:
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	6	6
Strategic costs	—	—	10	10
Employee termination and related costs	—	—	9	9
Adjustment to contract termination charge	—	—	(3)	(3)
Site exit costs	—	—	10	10
Income tax impact from adjustments above	—	—	(6)	(6)
Adjusted income (loss) from continuing operations, including acquisition amortization expense (a)	(26)	(16)	(80)	(71)
Estimated acquisition amortization expense, net of tax	5	5	20	20
Adjusted income (loss) from continuing operations, net of tax	$(21)	$(11)	$(61)	$(51)

Diluted weighted average shares of common stock outstanding	81	81	81	81
GAAP diluted earnings (loss) per share from continuing operations (a)	$(0.32)	$(0.19)	$(1.32)	$(1.20)
Adjusted diluted earnings (loss) per share from continuing operations (a)	$(0.26)	$(0.13)	$(0.74)	$(0.62)

(a)	Amounts above are rounded and recalculation may not yield precise results.

                                                16

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2025:
Operating income (loss), as reported	$13,234	$26,782	$(8,634)	$(14,902)	$16,480
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	1,627	—	1,627
Strategic costs	—	—	—	5,265	5,265
Employee termination and related costs	3,519	562	1,916	—	5,997
Adjustment to contract termination charge	(1,103)	—	—	—	(1,103)
Operating income (loss), excluding unusual items	15,650	27,344	(5,091)	(9,637)	28,266
Depreciation	28,047	9,935	1,151	225	39,358
Amortization	567	5,924	299	—	6,790
Adjusted EBITDA	$44,264	$43,203	$(3,641)	$(9,412)	$74,414
Revenues, as reported	$261,131	$250,051	$63,633		$574,815
Adjusted EBITDA margin (%)	17.0%	17.3%	(5.7)%		12.9%

Three Months Ended September 30, 2024:
Operating income (loss), as reported	$33,181	$26,833	$(14,101)	$(8,541)	$37,372
Strategic costs	—	—	—	1,178	1,178
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	10,539	—	10,539
Gain on sale of businesses, net	(8,152)	—	—	(449)	(8,601)
Operating income (loss), excluding unusual items	25,029	26,833	(3,562)	(7,812)	40,488
Depreciation	27,554	8,685	1,040	300	37,579
Amortization	532	5,991	68	—	6,591
Adjusted EBITDA	$53,115	$41,509	$(2,454)	$(7,512)	$84,658
Revenues, as reported	$279,148	$236,791	$57,688		$573,627
Adjusted EBITDA margin (%)	19.0%	17.5%	(4.3)%		14.8%

                                                17

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Nine Months Ended September 30, 2025:
Operating income (loss), as reported	$27,558	$74,057	$(20,804)	$(40,867)	$39,944
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	6,012	—	6,012
Strategic costs	—	—	—	10,258	10,258
Employee termination and related costs	6,852	562	1,916	—	9,330
Adjustment to contract termination charge	(3,352)	—	—	—	(3,352)
Site exit costs	10,281	—	—	—	10,281
Operating income (loss), excluding unusual items	41,339	74,619	(12,876)	(30,609)	72,473
Depreciation	80,602	29,104	3,234	761	113,701
Amortization	1,678	17,695	472	—	19,845
Adjusted EBITDA	$123,619	$121,418	$(9,170)	$(29,848)	$206,019
Revenues, as reported	$762,246	$731,564	$191,543		$1,685,353
Adjusted EBITDA margin (%)	16.2%	16.6%	(4.8)%		12.2%

Nine Months Ended September 30, 2024:
Operating income (loss), as reported	$73,055	$71,308	$(26,251)	$(23,672)	$94,440
Remeasurement of long-lived assets	—	—	10,695	—	10,695
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	19,919	—	19,919
Strategic costs	—	—	—	2,653	2,653
Net gain on sale of assets	—	—	—	(3,281)	(3,281)
Intangible asset impairment charge	2,840	—	—	—	2,840
Adjustment to net gain on lease incentive	(451)	—	—	—	(451)
Gain on sale of businesses, net	(10,029)	—	—	(449)	(10,478)
Operating income (loss), excluding unusual items	65,415	71,308	4,363	(24,749)	116,337
Depreciation	83,793	24,347	2,424	961	111,525
Amortization	2,525	18,147	157	—	20,829
Adjusted EBITDA	$151,733	$113,802	$6,944	$(23,788)	$248,691
Revenues, as reported	$871,196	$698,926	$213,815		$1,783,937
Adjusted EBITDA margin (%)	17.4%	16.3%	3.2%		13.9%
                                                18

ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended September 30
(In thousands)	2025	2024
Consolidated income (loss) from continuing operations	$(20,178)	$(11,094)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(39)	(38)
Income tax expense (benefit) from continuing operations	1,066	13,437
Defined benefit pension expense (income)	5,322	4,257
Facility fees and debt-related expense (income)	2,508	2,978
Interest expense	28,353	28,813
Interest income	(552)	(981)
Depreciation	39,358	37,579
Amortization	6,790	6,591

Unusual items:
Change in provision for forward losses and other contract-related costs on certain contracts	1,627	10,539
Strategic costs	5,265	1,178
Employee termination and related costs	5,997	—
Gain on sale of businesses, net	—	(8,601)
Adjustment to contract termination charge	(1,103)	—
Consolidated Adjusted EBITDA	$74,414	$84,658

                                                19

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Nine Months Ended September 30
(In thousands)	2025	2024
Consolidated income (loss) from continuing operations	$(77,098)	$(37,058)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(111)	84
Income tax expense (benefit) from continuing operations	12,621	31,372
Defined benefit pension expense	15,742	12,599
Facility fee and debt-related expense	7,739	8,687
Interest expense	82,527	84,869
Interest income	(1,476)	(6,113)
Depreciation	113,701	111,525
Amortization	19,845	20,829

Unusual items:
Change in provision for forward losses and other contract-related costs	6,012	19,919
Remeasurement of long-lived assets	—	10,695
Strategic costs	10,258	2,653
Net gain on sale of assets	—	(3,281)
Adjustment to net gain on lease incentive	—	(451)
Intangible asset impairment charge	—	2,840
Gain on sale of businesses, net	—	(10,478)
Employee termination and related costs	9,330	—
Adjustment to contract termination charge	(3,352)	—
Site exit costs	10,281	—
Adjusted EBITDA	$206,019	$248,691

                                                20

ENVIRI CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (Unaudited)

	Projected
	Three Months Ending		Twelve Months Ending
	December 31		December 31
	2025		2025
(In millions) (a)	Low	High	Low	High
Consolidated loss from continuing operations	$(25)	$(15)	$(103)	$(93)

Add back (deduct):
Income tax expense (benefit) from continuing operations	3	5	16	18
Facility fees and debt-related (income) expense	3	3	10	10
Net interest	29	27	110	108
Defined benefit pension (income) expense	5	5	21	21
Depreciation and amortization	48	48	181	181

Unusual items:
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	6	6
Strategic costs	—	—	10	10
Employee termination and related costs	—	—	9	9
Adjustment to contract termination charge	—	—	(3)	(3)
Site exit costs	—	—	10	10
Consolidated Adjusted EBITDA (a)	$62	$72	$268	$278

(a)	Amounts above are rounded and may not total.

                                                21

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2025	2024	2025	2024
Net cash provided (used) by operating activities	$34,435	$1,387	$63,008	$41,771
Less capital expenditures	(31,757)	(41,574)	(92,416)	(102,094)
Less expenditures for intangible assets	(63)	(697)	(114)	(1,181)
Plus capital expenditures for strategic ventures (a)	202	727	1,329	2,177
Plus total proceeds from sales of assets (b)	2,051	4,895	5,815	12,479
Plus transaction-related expenditures (c)	741	1,038	741	5,478
Adjusted free cash flow	$5,609	$(34,224)	$(21,637)	$(41,370)

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s consolidated financial statements.
(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment. The nine months ended September 30, 2024 also included asset sales by Corporate.
(c)	Expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate.

                                                22

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)

	Projected Twelve Months Ending December 31
	2025
(In millions)	Low	High
Net cash provided by operating activities	$87	$107
Less net capital / intangible asset expenditures	(120)	(130)
Plus capital expenditures for strategic ventures	2	2
Plus transaction-related expenditures	1	1
Adjusted free cash flow	$(30)	$(20)

                                                23